SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2004
FILE NUMBER 811-5686
SERIES NO.: 4

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $12,529
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $11,413
              Class C Shares                 $ 2,400
              Class R Shares                 $    80
              Investor Class                 $   881

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.2240
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.1903
              Class C Shares                 $000.1903
              Class R Shares                 $000.2132
              Investor Class                 $000.1530

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 $51,939
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                 $51,170
              Class C Shares                 $11,066
              Class R Shares                 $   385
              Investor Class                 $ 9,712

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $   9.22
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $  9.25
              Class C Shares                 $  9.21
              Class R Shares                 $  9.22
              Investor Class                 $  9.22